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                                                                    EXHIBIT 12.1

Computation of Ratio of Earnings to Fixed Charges

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
                                                                                                      For the Nine Months Ended
                                                                                                  ---------------------------------
                                                                                        31-May     March 3,    March 2,   March 2,
                                             ----------------------------------------  ---------  ----------  ----------  ---------
                                                             Historical                Pro Forma  Historical  Historical  Pro Forma
                                             ----------------------------------------  ---------  ----------  ----------  ---------
                                              1997     1998     1999     2000   2001     2001        2001        2002       2002
                                             -------  -------  -------  ------  -----    -----       -----       -----      -----
Income (loss) before income taxes            $(15.9)  $(15.4)  $(12.6)  $(1.0)  $16.8    $29.8       $26.2       $33.8      $37.4
Interest expense                               33.6     35.0     33.0    33.9    34.8     24.1        27.1        19.7       18.1
Interest portion of rentals                     2.8      3.1      2.9     2.6     3.2      3.2         2.4         3.2        3.2
Amortization of deferred financing fees         3.0      4.8      7.0     2.7     3.2      0.9         2.3         2.7        0.7
                                             -------  -------  -------  ------  -----    -----       -----       -----      -----
Total fixed charges                            39.4     42.9     42.9    39.2    41.2     28.2        31.8        25.6       22.0
                                             -------  -------  -------  ------  -----    -----       -----       -----      -----
Earnings available for fixed charges         $ 23.5   $ 27.5   $ 30.3   $38.2   $58.0    $58.0       $58.0       $59.4      $59.4
                                             =======  =======  =======  ======  =====    =====       =====       =====      =====
Ratio of earnings to fixed charges              0.6      0.6      0.7     1.0     1.4      2.1         1.8         2.3        2.7
                                             =======  =======  =======  ======  =====    =====       =====       =====      =====
Excess (deficiency) to cover fixed charges   $(15.9)  $(15.4)  $(12.6)  $(1.0)  $16.8    $29.8       $26.2       $33.8      $37.4
                                             =======  =======  =======  ======  =====    =====       =====       =====      =====
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